UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2014

United Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glastonbury Boulevard, Suite 200
Glastonbury, CT	06033
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On June 2, 2014, United Financial Bancorp, Inc. and United Bank (collectively, “United”) and J. Jeffrey Sullivan (“Sullivan”)  announced that Sullivan will resign from his position as President and as a member of the Board of Directors of United effective June 2, 2014 (“Effective Date”). The Bank has no plans to fill the President position. Also, no decision has been made to fill the vacant seat on the Board of Directors. That decision will be addressed by the Board’s Governance Committee.

In connection with Mr. Sullivan’s resignation, the parties entered into an agreement that supercedes any earlier employment and benefit related agreements. The agreement provides for payment of Sullivan’s Supplemental Executive Retirement Plan and payment in consideration for Sullivan’s non-compete and non-solicitation covenants. A copy of the Agreement is included with this filing as Exhibit 10.19 and is incorporated herein by reference.

Item 8.01.                      Other Events.

United issued a press release regarding the matters described in Item 5.02(b). The complete text of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Number	Description

Exhibit 10.19	Separation Agreement and Release dated June 2, 2014
Exhibit 99.1	Press Release dated June 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2014	UNITED FINANCIAL BANCORP, INC.
Registrant

By: /s/ William H. W. Crawford IV
William H. W. Crawford IV
Chief Executive Officer

EXHIBIT INDEX

Number	Description

Exhibit 10.19	Separation Agreement and Release dated June 2, 2014

Exhibit 99.1	Press Release dated June 2, 2014.